EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-8 of our report dated August 31, 2003 appearing in the Annual Report on Form 10-K of Eagle Broadband, Inc. for the year ended August 31, 2003.


//s// Malone & Bailey, P.C.
---------------------------
      Malone & Bailey, P.C.

Houston, Texas
July 26, 2004